Exhibit (a)(2)(G)

WBD BOARD COMMITTED TO MAXIMIZING SHAREHOLDER VALUE WHY YOU SHOULD NOT TENDER INTO PARAMOUNT’S OFFER The Netflix Merger Is More Favorable to WBD Stockholders • Netflix merger offers $23.25 in cash + shares of Netflix common stock with a target value of $4.501 + additional value of Discovery Global shares • PSKY’s offer has significant risks and is inferior to the Netflix merger on a risk-adjusted basis • Netflix merger is backed by a ~$400B company with an investment grade credit rating and 2026E free cash flow of $12B+, representing superior financing certainty and a clear funding structure Full and Fair Process With the Best Outcome for WBD Stockholders • Robust and highly competitive sale process gave all parties the opportunity to maximize value and certainty, while mitigating risk for WBD stockholders • WBD provided consistent feedback to PSKY and its advisors on the significant deficiencies of PSKY’s offer which still have not been addressed PSKY Offer Creates Substantial Risks and Losses for WBD Stockholders If the PSKY offer does not close: • ~$4.7B2 of unreimbursed costs (~$1.79 per share) to be borne by WBD stockholders • Onerous restrictions on WBD’s ability to operate in the normal course of business, which could further risk certainty of closing and impair WBD • Significant opportunity costs and WBD stockholders would forgo the substantial benefits of the planned Discovery Global separation PSKY’s Offer Would Be the Largest LBO in History – Which Jeopardizes Certainty of Closing • Extraordinary amount of debt financing and other terms of the PSKY offer heighten the risk of failure to close • Largest LBO ever with $87B3 of total pro forma gross debt and the combined company would be highly leveraged at ~7x4, raising concerns about solvency • Financing providers could withdraw commitments if there are significant adverse changes in economic and business conditions, creating closing uncertainty • PSKY is a $14B market cap company with a “junk” credit rating, negative free cash flows, significant fixed financial obligations, and a high degree of dependency on its linear business You Will Not Receive Cash When You Tender Your Shares • PSKY’s offer is illusory as it cannot be completed before it is currently scheduled to expire • Effectively a one-sided option for PSKY as the offer can be terminated or amended by PSKY at any time • Even if completed, WBD stockholders will not receive cash for 12-18 months and you cannot trade your shares while shares are tendered

1. Exchange ratio to be determined (within a specified collar) based on the 15-day volume-weighted average trading price of Netflix Common Stock (measured three trading days prior to closing). 2. On a pre-tax basis; includes ~$350M of associated interest expenses 3. Includes pre-transaction debt of PSKY. 4. 2026E EBITDA before expected synergies. Disclaimer: Total pro forma evaluate gross the debt, financial gross condition leverage of and a combined free cash PSKY flow are -WBD non company -GAAP financial and the measures Netflix merger, that WBD’s as applicable management . Total pro believes forma is gross useful debt information is calculated for investors as the sum and of WBD (i) total stockholders debt plus finance to leases of WBD, (ii) total debt of PSKY, (iii) adjustments to provide 50% equity credit for PSKY’s junior subordinated debt and (iv) new financing in connection with PSKY’s proposed transaction terms in the PSKY tender offer. Gross leverage is calculated as gross debt of WBD and PSKY divided by total EBITDA of WBD and PSKY, based on (i) Wall Street consensus estimates of PSKY and WBD EBITDA and free cash flow metrics, (ii) PSKY’s proposed transaction terms in the PSKY tender offer, (iii) WBD management’s forecasts and (iv) certain other adjustments. WBD is not able to provide a reconciliation of the non-GAAP forward-looking measures to comparable GAAP measures as, at this time, WBD cannot determine the occurrence or impact of the adjustments, measures are such based as on the information effects of any obtained future from synergies Wall Street from a equity potential research transaction analysts that . Accordingly, would be excluded WBD is from relying such on the GAAP exception measures provided . In addition, by Item the 10(e)(1)(i)(B) non-GAAP forward of Regulation -looking S- K to exclude these reconciliations. Important Information about the Tender Offer and Where to Find It WBD has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer (the “tender offer”) by a subsidiary of Paramount Skydance Corporation (“PSKY”) with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE SOLICITATION /RECOMMENDATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT charge, INFORMATION at the SEC’s ABOUT website, THE TENDER https://www OFFER .sec . Investors .gov. In addition, and security free holders copies of may documents obtain free filed copies with of the the SEC solicitation/recommendation by WBD will be made available statement free of as charge well on as other WBD’s filings investor by WBD, relations without website at https://www.ir.wbd.com. Important Information about the Transaction and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed transaction between WBD and Netflix (the “proposed transaction”). In connection with the proposed transaction, Netflix intends to file a registration statement on Form S-4, containing a proxy statement/prospectus, with the SEC and WBD intends to file a proxy statement with the SEC. WBD also intends to file a registration statement proposed transaction for a newly. formed INVESTORS subsidiary AND SECURITY (“Discovery HOLDERS Global”), ARE which ADVISED is contemplated TO READ ALL to own RELEVANT certain assets DOCUMENTS and businesses FILED WITH of W THE BD not SEC, being INCLUDING acquired THE by Netflix REGISTRATION in connection STATEMENTS, with the PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statements and proxy statement/prospectus (when available) as well as other filings containing information about WBD and Netflix, without charge, at the SEC’s website, https://www.sec.gov. Free copies of the registration statements and proxy statement/prospectus, once available, and each company’s other filings with the SEC may also be obtained from the respective companies. Free copies of documents filed with the SEC by WBD relations will be website made at available https://ir on .netflix WBD’s .net investor . relations website at https://ir.wbd.com. Free copies of documents filed with the SEC by Netflix will be made available on Netflix’s investor Participants in the Solicitation WBD and Netflix and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of WBD is set forth in its Annual Report on Form 10-K for the year ended December 31, 2024, under the heading “Executive Officers of Warner Bros. Discovery, Inc.,” and its definitive proxy statement filed with the SEC on April 23, 2025, under the heading “Proposal 1: Election of Directors.” Information about the directors and executive officers of Netflix is set forth in its definitive proxy statement filed with the SEC on April 17, 2025, under the headings “Our Board of Directors” and “Our Company Executive Officers.” Investors may obtain additional information regarding the interests of such participants by reading the registration statements, proxy statement/prospectus and other relevant materials regarding the proposed transaction when they become available. Forward-Looking Statements Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between WBD and Netflix, constitute forward-looking statements. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the proposed transaction, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, statements about the tender offer and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of WBD and Netflix and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the proposed transaction; transaction may (3) the not risk occur that on WBD the stockholders anticipated terms may not and approve timing or the at all; proposed (2) the transaction; occurrence of (4) any the event, risk that change the necessary or other circumstances regulatory approvals that could for the give proposed rise to the transaction termination may of the not proposed be obtained or may be obtained subject to conditions that are not anticipated; (5) risks that any of the closing conditions to the proposed transaction may not be satisfied in a timely manner; (6) the final allocation of indebtedness between WBD and Discovery Global in connection with the separation could cause a reduction to the consideration for the proposed transaction; (7) risks related to potential litigation brought in connection with the proposed transaction; (8) the risk that the integration of the businesses will be more difficult, time consuming or costly than expected; (9) risks related to financial community and rating agency perceptions of each of WBD and Netflix and their businesses, operations, financial conditions and the industries in which proposed they operate; transaction; (10) risks (12) related effects to disruption of the announcement, of management pendency time from or completion ongoing business of the proposed operations transaction due to the proposed on the ability transaction; of WBD and (11) Netflix failure to to retain realize customers the benefits and expected retain and from hire the key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; (13) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (14) negative effects of the announcement or the consummation of the proposed transaction on the market price of WBD and/or Netflix common stock; (15) risks relating to the value of the shares of Netflix common stock to be issued in the proposed transaction and uncertainty as to the long-term value of Netflix common stock; (16) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, the financial proposed condition transaction, and losses and on on the the future other conditions prospects, to business the completion and management of the proposed strategies transaction; for the management, (17) risks related expansion to the potential and growth impact of Netflix’s of general operations economic, after political the consummation and market of factors on the companies or the proposed transaction; (18) the risk that Discovery Global, as a new company that currently has no credit rating, will not have access to the capital markets on acceptable terms; (19) the risk that Discovery Global may be unable to achieve some or all of the benefits that WBD expects Discovery Global to achieve as an independent, publicly-traded company; (20) the risk that Discovery Global may be more susceptible to market fluctuations and other adverse events than it would have otherwise been while still a part of WBD; (21) the risk that Discovery Global will incur significant indebtedness in connection with the separation, and the degree to which it will be leveraged following completion of the separation may materially transaction and or the adversely separation affect upon its business, acceptable financial terms or condition at all; (23) and uncertainties results of operations; as to how (22) many the WBD ability stockholders to obtain or will consummate tender their financing shares in or the refinancing tender offer; related (24) to the the conditions proposed to the completion of the tender offer, including the receipt of any required stockholder and regulatory approvals; (25) PSKY’s ability to finance the tender offer and the indebtedness PSKY expects to incur in connection with the tender offer; (26) the possibility that PSKY may be unable to achieve expected synergies and operating efficiencies within the expected timeframes or at all and to successfully integrate PSKY’s operations with those of PSKY, and the possibility that such integration may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the tender offer; and filings (27) with the the response SEC, including of WBD, their Netflix Annual or PSKY Reports management on Form 10 to -any K and of the Quarterly aforementioned Reports on factors Form 10 . Discussions -Q, and will of be additional contained risks in the a nd Form uncertainties S-4, containing are contained a proxy statement/prospectus, in WBD’s and Netflix’s to be filed by Netflix in connection with the proposed transaction and the registration statement to be filed by Discovery Global in connection with the separation. Neither WBD nor Netflix is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.